ADDvantage Technologies Group, Inc.
1221 E. Houston
Broken Arrow, Oklahoma 74012

For further information	KCSA Strategic Communications
Company Contact:	Elizabeth Barker
Scott Francis (918) 251-9121	(212) 896-1203
ebarker@kcsa.com

ADDvantage Technologies Expands Telco Segment Offering with Launch of New Wireless Infrastructure Services Business

BROKEN ARROW, Oklahoma, December 17, 2018 – ADDvantage Technologies Group, Inc. (NASDAQ:  AEY), today announced the launch of a services business focused on providing wireless infrastructure services to the telecommunications market. This strategic growth initiative enables the Company to expand its range of solutions to include services for the wireless telecommunications market for the first time.

The business will provide turn-key wireless infrastructure services for wireless carriers, turf vendors supporting the wireless carriers and wireless equipment manufacturers. These services will initially consist of the installation and upgrade of technology on cell sites and the construction of new small cells. The second phase will include engineering, site acquisition and commissioning and integration services for cell sites. The launch of this business is expected to drive the Company’s growth strategy in 2019 by further diversifying its offering allowing it to target new customers in the wireless telecommunications market.

Joe Hart, CEO, said, “Since completing our strategic review of operations  in July, we have been focused on identifying additional growth opportunities within the Telco market which can drive revenue growth and build both near and long-term value at ADDvantage Technologies. We are pleased to launch a new wireless infrastructure services business which will allow us to leverage our expertise, contacts and relationships in the wireless industry to provide a greater range of solutions to the broader telecommunications market. With the planned 5G rollout in the wireless space, by all major US carriers, this expansion of services taps into a growing market and is expected to open up our total addressable market significantly, thereby diversifying our revenue streams, representing a meaningful growth opportunity.”

ADDvantage Technologies’ existing operations in the telecommunications market consist of its Nave Communications and Triton Datacom businesses. Nave Communications is a provider of quality refurbished telecommunication networking equipment, with services that include the repair, testing, and certification of equipment. Triton Datacom provides new and refurbished enterprise networking products, including desktop phones, enterprise switches and wireless routers to brokers and end-users across the U.S.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (NASDAQ:  AEY) supplies the cable television (Cable TV) and telecommunications industries with a comprehensive line of new and used system-critical network equipment and hardware from a broad range of leading manufacturers. The equipment and hardware ADDvantage distributes is used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems, including television programming, high-speed data (Internet) and telephony. The Company is also launching a services business to provide turn-key wireless infrastructure services, such as the installation and decommissioning of equipment on cell towers, for wireless carriers, contractors supporting the wireless carriers, and equipment manufacturers.  In addition, ADDvantage operates a national network of technical repair centers focused primarily on Cable TV equipment and recycles surplus and obsolete Cable TV and telecommunications equipment.
ADDvantage operates through its subsidiaries, Tulsat, Tulsat-Atlanta, Tulsat-Texas, NCS Industries, ComTech Services, Nave Communications and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

The information in this announcement may include forward-looking statements.  All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements.  These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements.  A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.